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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                               W&T OFFSHORE, INC.

        W&T Offshore, Inc. (the "Corporation"), pursuant to the provisions of
Article 4.07 of the Texas Business Corporation Act, hereby adopts Amended and Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and is further amended by such Amended and Restated Articles of Incorporation as hereinafter set forth which contain no other change in any provision thereof.

                                   ARTICLE ONE

        The name of the Corporation is W&T Offshore, Inc.

                                   ARTICLE TWO

        The Articles of Incorporation of the Corporation are amended by the Amended and Restated Articles of Incorporation as follows:

        (A) Article IV of the Articles of Incorporation is hereby amended and restated to read as set forth in the Amended and Restated Articles of Incorporation.

        (B) Article V of the Articles of Incorporation is hereby amended and restated to read as set forth in the Amended and Restated Articles of Incorporation.

        (C) Article VI of the Articles of Incorporation is hereby amended and restated to read as set forth in the Amended and Restated Articles of Incorporation.

        (D) Article VIII of the Articles of Incorporation is hereby amended and restated to read as set forth in the Amended and Restated Articles of Incorporation.

        (E) Article IX of the Articles of Incorporation is hereby amended and restated to read as set forth in the Amended and Restated Articles of Incorporation.

        (F) Article XI of the Articles of Incorporation is hereby amended and restated to read as set forth in the Amended and Restated Articles of Incorporation.

        (G) Article XII of the Articles of Incorporation is hereby amended and restated to read as set forth in the Amended and Restated Articles of Incorporation.

        (H) Article XIII of the Articles of Incorporation is hereby amended and restated to read as set forth in the Amended and Restated Articles of Incorporation.

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                                  ARTICLE THREE

        (A) Each such amendment made by the Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such Amended and Restated Articles of Incorporation and each such amendment made by the Amended and Restated Articles of Incorporation were duly adopted by the shareholders of the Corporation on the ___ day of ___________________ 2004.

        (B) The Amended and Restated Articles of Incorporation accurately copies the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by the Amended and Restated Articles of Incorporation. The instrument contains no other changes.

                                  ARTICLE FOUR

        The number of shares outstanding was __________, and the number of shares entitled to vote on the Restated Articles of Incorporation as so amended was ______________. All the shareholders have signed a written consent to the adoption of such Restated Articles of Incorporation as so amended pursuant to
Article 9.10 of the Texas Business Corporation Act and any written notice required by Article 9.10 has been given.

                                  ARTICLE FIVE

        The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Amended and Restated Articles of Incorporation, which accurately copy unamended Articles and amend and restate the amended articles as set forth above:

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                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                               W&T OFFSHORE, INC.

                                    ARTICLE I

                                      NAME

        The name of the corporation is W&T Offshore, Inc..

                                   ARTICLE II

                                    DURATION

        The period of its duration is perpetual.

                                   ARTICLE III

                                     PURPOSE

        The purpose or purposes for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                   ARTICLE IV

                               AUTHORIZED CAPITAL

The aggregate number of shares of capital stock which the corporation shall have
authority to issue is                    shares, of which
shares shall be designated as Common Stock, par value $.00001 per share, and shares shall be designated as Preferred Stock, par value $.00001 per share.

        The following is a statement fixing certain of the designations and rights, voting rights, preferences, and relative, participating, optional or other rights of the Preferred Stock and the Common Stock of the corporation, and the qualifications, limitations or restrictions thereof, and the authority with respect thereto expressly granted to the Board of Directors of the corporation to fix any such provisions not fixed by these Articles:

A.      PREFERRED STOCK

        The Board of Directors is hereby expressly vested with the authority to adopt a resolution or resolutions providing for the issuance of authorized but unissued shares of Preferred Stock, which shares may be issued from time to time in one or more series and

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in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The rights, voting rights, designations, preferences, and relative, participating, optional or other rights, if any, of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, of such preferences and/or rights (collectively the "Series Terms"), shall be such as are stated and expressed in a resolution or resolutions providing for the creation or revision of such Series Terms (a "Preferred Stock Series Resolution") adopted by the Board of Directors. The Board shall have the power and authority, to the fullest extent permissible under the Texas Business Corporation Act (the "Act"), as currently in effect or as amended, to determine and establish by a Preferred Stock Series Resolution, the Series Terms of a particular series, including, without limitation, determination of the following:

        (1) The number of shares constituting that series and the distinctive designation of that series, or any increase or decrease (but not below the number of shares thereof then outstanding) in such number;

        (2) The dividend rate on the shares of that series; whether such dividends, if any, shall be cumulative, noncumulative, or partially cumulative and, if cumulative or partially cumulative, the date or dates from which dividends payable on such shares shall accumulate; and the relative rights of priority, if any, of payment of dividends on shares of that series;

        (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

        (4) Whether that series shall have conversion privileges with respect to shares of any other class or classes of stock or of any other series of any class of stock, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon occurrence of such events as the Board of Directors shall determine;

        (5) Whether the shares of that series shall be redeemable at the option of either the corporation or the holder, and, if so, the terms and conditions of such redemption, including relative rights of priority, if any, of redemption, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

        (6) Whether the corporation shall have any repurchase obligation with respect to the shares of that series and, if so, the terms and conditions of such obligation, subject, however, to the limitations of the Act;

        (7) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

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        (8)     The rights of the shares of that series in the event of
                voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

        (9) The conditions or restrictions upon the creation of indebtedness of the corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation;

        (10) The conditions or restrictions with respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distribution of assets upon liquidation;

        (11) The relative priority of each series of Preferred Stock in relation to other series of Preferred Stock with respect to dividends or distribution of assets upon liquidation; and

        (12) Any other designations, powers, preferences and rights, including, without limitation, any qualifications, limitations or restrictions thereof.

        Any of the Series Terms, including voting rights, of any series may be made dependent upon facts ascertainable outside the Articles of Incorporation and the Preferred Stock Series Resolution, provided that the manner in which such facts shall operate upon such Series Terms is clearly and expressly set forth in the Articles of Incorporation or in the Preferred Stock Series Resolution.

        Subject to the provisions of this Article Four, shares of one or more series of Preferred Stock may be authorized or issued from time to time as shall be determined by and for such consideration as shall be fixed by the Board of Directors, in an aggregate amount not exceeding the total number of shares of Preferred Stock authorized by the Articles of Incorporation. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

B.      COMMON STOCK

        1. DIVIDENDS. Subject to the provisions of any Preferred Stock Series Resolution, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock of the corporation.

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        No dividend (other than a dividend in capital stock ranking on a parity with the Common Stock or cash in lieu of fractional shares with respect to such stock dividend) shall be declared or paid on any share or shares of any class of stock or series thereof ranking on a parity with the Common Stock in respect of payment of dividends for any dividend period unless there shall have been declared, for the same dividend period, like proportionate dividends on all shares of Common Stock then outstanding.

        2. LIQUIDATION. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary (each, a "Liquidation Event"), after payment or provision for payment of the debts and other liabilities of the corporation and payment or setting aside for payment of any preferential amount due to the holders of any other class or series of stock, the holders of the Common Stock shall be entitled to receive ratably any or all assets remaining to be paid or distributed.

        3. VOTING RIGHTS. Subject to any special voting rights set forth in any Preferred Stock Series Resolution, the holders of the Common Stock of the corporation shall be entitled at all meetings of shareholders to one vote for each share of such stock held by them.

C.      PRIOR, PARITY OR JUNIOR STOCK

        Whenever reference is made in this Article Four to shares "ranking prior to" another class of stock or "on a parity with" another class of stock, such reference shall mean and include all other shares of the corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions upon a Liquidation Event, as the case may be, are given preference over, or rank on an equality with, as the case may be, the rights of the holders of such other class of stock. Whenever reference is made to shares "ranking junior to" another class of stock, such reference shall mean and include all shares of the corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions upon a Liquidation Event, as the case may be, are junior and subordinate to the rights of the holders of such class of stock.

        Except as otherwise provided herein or in any Preferred Stock Series Resolution, each series of Preferred Stock ranks on a parity with each other with respect to the payment of dividends and distributions upon a Liquidation Event, and each ranks prior to the Common Stock with respect to the payment of dividends and distributions upon a Liquidation Event. Common Stock ranks junior to the Preferred Stock with respect to the payment of dividends and distributions upon a Liquidation Event.

D.      LIQUIDATION

        For the purposes of Section 2 of Section B of this Article Four and for the purpose of the comparable sections of any Preferred Stock Series Resolution, the merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease, or conveyance of all or substantially all the

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assets, property or business of the corporation, shall not be deemed to be a liquidation, dissolution or winding up of the corporation.

E.      RESERVATION AND RETIREMENT OF SHARES

        The corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, the full number of shares of Common Stock into which all shares of any series of Preferred Stock having conversion privileges from time to time outstanding are convertible.

        Unless otherwise provided in a Preferred Stock Series Resolution with respect to a particular series of Preferred Stock, all shares of Preferred Stock redeemed or acquired (as a result of conversion or otherwise) shall be retired and restored to the status of authorized but unissued shares.

                                    ARTICLE V

                              NO PREEMPTIVE RIGHTS

        No holder of any shares of stock of the corporation shall be entitled as a matter of right to purchase or subscribe for any part of any shares of stock of the corporation authorized by these Articles or of any additional shares of stock of any class to be issued by reason of any increase in the authorized capital stock of the corporation, or of any bonds, certificates of indebtedness, debentures, warrants, options or other securities or rights convertible into any class of capital stock of the corporation, but any shares of stock authorized by these Articles or any such additional authorized issue of any capital stock, rights or securities convertible into any shares of such stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration, upon such terms and in such manner as the Board of Directors may, in its discretion, determine without any offering thereof on the same terms or on any other terms to the shareholders then of record or to any class of shareholders; provided only that such issuance may not be inconsistent with any provisions of law or with any of the provisions of these Articles.

                                   ARTICLE VI

                            MEETINGS OF SHAREHOLDERS

        An annual meeting of the shareholders shall be held at such times as may be stated or fixed in accordance with the bylaws. Special meetings may only be called (1) by the Chairman of the Board (if any), the President, the Board of Directors, or such other person or persons as may be authorized in the articles of incorporation or the bylaws or (2) by the holders of not less than thirty
(30) percent of all the shares entitled to vote at the proposed special meeting. No action of the stockholders may be taken by written consent or consents of stockholders.

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                                   ARTICLE VII

                             LIMITATION OF LIABILITY

        To the fullest extent permitted by applicable law, no director of this corporation shall be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as director, except that this Article does not eliminate or limit the liability of a director for:

        (a) a breach of a director's duty of loyalty to the corporation or its shareholders;

        (b) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

        (c) a transaction from which a director received an important benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

        (d) an act or omission for which the liability of a director is expressly provided for by statute; or

        (e) an act related to an unlawful stock repurchase or payment of a dividend.

If the Texas Miscellaneous Corporation Laws Act or any other statute is amended subsequently to the effective date of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the full extent permitted by such statute, as so amended.

        Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE VIII

                                 INDEMNIFICATION

        (a) THE CORPORATION SHALL INDEMNIFY AND HOLD HARMLESS THE DIRECTORS (EACH, AN "INDEMNIFIED PERSON") TO THE FULLEST EXTENT PERMITTED BY LAW FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DEMANDS, COSTS, DAMAGES, LIABILITIES, JOINT OR SEVERAL, EXPENSES OF ANY NATURE (INCLUDING REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS), JUDGMENTS, FINES, SETTLEMENTS AND OTHER AMOUNTS ARISING FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, SUITS OR PROCEEDINGS, WHETHER CIVIL, CRIMINAL, ADMINISTRATIVE OR INVESTIGATIVE, IN WHICH

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THE INDEMNIFIED PERSON MAY BE INVOLVED OR THREATENED TO BE INVOLVED, AS A PARTY
OR OTHERWISE, ARISING OUT OF OR INCIDENTAL TO THE BUSINESS OR ACTIVITIES OF OR RELATING TO THE CORPORATION REGARDLESS OF WHETHER THE INDEMNIFIED PERSON CONTINUES TO BE A DIRECTOR AT THE TIME ANY SUCH LIABILITY OR EXPENSE IS PAID OR INCURRED. THE INDEMNIFICATION PROVIDED IN THIS ARTICLE VIII MAY NOT BE MADE TO OR ON BEHALF OF ANY DIRECTOR IF A FINAL ADJUDICATION ESTABLISHES THAT THE INDEMNIFIED PERSONS ACTS OR OMISSIONS INVOLVED INTENTIONAL MISCONDUCT, FRAUD OR A KNOWING VIOLATION OF THE LAW.

        (b) EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS) INCURRED BY AN INDEMNIFIED PERSON IN DEFENDING ANY CLAIM, DEMAND, ACTION, SUIT, OR PROCEEDING SUBJECT TO THIS ARTICLE VIII SHALL, FROM TIME TO TIME, UPON REQUEST BY THE INDEMNIFIED PERSON, BE ADVANCED BY THE CORPORATION PRIOR TO THE FINAL DISPOSITION OF SUCH CLAIM, DEMAND, ACTION, SUIT OR PROCEEDING UPON RECEIPT BY THE CORPORATION OF (I) A WRITTEN AFFIRMATION BY SUCH INDEMNIFIED PERSON OF HIS, HER OR ITS GOOD FAITH BELIEF THAT HE, SHE OR IT HAS MET THE STANDARD OF CONDUCT NECESSARY FOR INDEMNIFICATION UNDER THIS ARTICLE VIII AND
(II) A WRITTEN UNDERTAKING, BY OR ON BEHALF OF SUCH INDEMNIFIED PERSON, TO REPAY SUCH AMOUNT IF IT SHALL ULTIMATELY BE DETERMINED, BY A COURT OF COMPETENT JURISDICTION THAT SUCH INDEMNIFIED PERSON IS NOT ENTITLED TO BE INDEMNIFIED AS AUTHORIZED IN THIS ARTICLE VIII OR OTHERWISE.

        (c) ANY INDEMNIFICATION HEREUNDER SHALL BE SATISFIED ONLY OUT OF THE ASSETS OF THE CORPORATION, AND THE STOCKHOLDERS SHALL NOT BE SUBJECT TO PERSONAL LIABILITY BY REASON OF THESE INDEMNIFICATION PROVISIONS.

        (d) AN INDEMNIFIED PERSON SHALL NOT BE DENIED INDEMNIFICATION IN WHOLE OR IN PART UNDER THIS ARTICLE VIII OR OTHERWISE BY REASON OF THE FACT THAT THE INDEMNIFIED PERSON HAD AN INTEREST IN THE TRANSACTION WITH RESPECT TO WHICH THE INDEMNIFICATION APPLIES IF THE TRANSACTION WAS OTHERWISE PERMITTED OR NOT EXPRESSLY PROHIBITED BY THE TERMS OF THESE ARTICLES OF INCORPORATION.

        (e) THE PROVISIONS OF THIS ARTICLE VIII ARE FOR THE BENEFIT OF THE INDEMNIFIED PERSONS, THEIR HEIRS, SUCCESSORS, ASSIGNS AND ADMINISTRATORS AND SHALL NOT BE DEEMED TO CREATE ANY RIGHTS FOR THE BENEFIT OF ANY OTHER PERSON(S) OR ENTITY(IES).

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                                   ARTICLE IX

                              NO CUMULATIVE VOTING

        Cumulative voting is expressly prohibited. At each election of directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him with respect to each of the persons nominated for election as a director and for whose election he has a right to vote; and no shareholder shall be entitled to cumulate his votes by giving one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares owned by such shareholder, or by distributing such votes on the same principle among any number of candidates.

                                    ARTICLE X

                           REGISTERED OFFICE AND AGENT

        The address of the corporation's current registered office is Eight Greenway Plaza, Suite 1330, Houston, Texas 77046 and the name of the current registered agent at such address is _______________________.

                                   ARTICLE XI

                               BOARD OF DIRECTORS

        The number of directors of the corporation shall be fixed by, or in the manner provided by, the bylaws. The number of directors constituting the current Board of Directors is four and the names and addresses of the persons who are to serve as the directors of the corporation until the next annual meeting of the shareholders or until their successors are elected and qualified are:

                Tracy W. Krohn
                Eight Greenway Plaza, Suite 1330
                Houston, Texas 77046

                Jerome F. Freel
                3900 North Causeway Blvd

                One Lakeway Center, Suite 1330
                Metairie, LA 70002

                James L. Luikart
                Eight Greenway Plaza, Suite 1330
                Houston, Texas 77046

                Stuart B. Katz
                Eight Greenway Plaza, Suite 1330
                Houston, Texas 77046

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                                   ARTICLE XII

                         CREATION PURSUANT TO CONVERSION

        The Corporation was incorporated pursuant to a plan of conversion whereby W&T Offshore, Inc., a Nevada corporation (the "converting entity"), was converting into W&T Offshore, Inc., a Texas corporation (the "converted entity"). The converting entity was incorporated in Nevada on March 7, 1988. The address of the converting entity is Eight Greenway Plaza, Suite 1330, Houston, Texas 77046, which remained the address of the converted entity.

                                  ARTICLE XIII

                                     BYLAWS

        The Board of Directors is expressly authorized to adopt, amend and repeal the bylaws. The corporation's shareholders are hereby expressly prohibited from amending or repealing the bylaws.

        DATED as of the ___ day of _____________ 2003.


                                      W&T OFFSHORE, INC.


                                      By:
                                         -------------------------------
                                            Tracy W. Krohn, President

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